Priority Technology Holdings, Inc. Reports Second Quarter Financial Results
Strong Second Quarter Growth Driven by Performance Across Unified Commerce Platform
ALPHARETTA, GA - August 7, 2025 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the payments and banking solution that streamlines collecting, storing, lending, and sending money to unlock revenue opportunities, today announced its second quarter 2025 financial results including strong year-over-year diversified revenue growth.
"Our strong second quarter results reflect the continued success of Priority's Connected Commerce platform, with over 9% revenue growth and 13% adjusted gross profit growth," said Tom Priore, Chairman & CEO of Priority. "Importantly, our ability to connect payments and banking solutions across our diverse business segments delivered over 30% growth in adjusted gross profit for B2B and over 20% growth in Enterprise, while adjusted gross profit from recurring revenue represents 62% of total. This strong momentum and high level of visibility gives us confidence to raise the low end of our full-year revenue guidance to $970 million and narrow our adjusted EBITDA guidance range to $222.5-$227.5 million. Priority is uniquely positioned to capitalize on the accelerating trend toward embedded finance as businesses increasingly seek comprehensive payment and banking solutions from a single platform.”
Highlights of Consolidated Results1
Second Quarter 2025 Financial Highlights compared with Second Quarter 2024
•Revenue of $239.8 million increased 9.1% from $219.9 million
•Adjusted gross profit (a non-GAAP measure2) of $92.4 million increased 13.0% from $81.7 million
•Adjusted gross profit margin (a non-GAAP measure2) of 38.5% increased 135 basis points from 37.2%
•Operating income of $37.4 million increased 12.6% from $33.2 million
•Adjusted EBITDA (a non-GAAP measure2) of $56.0 million increased 8.7% from $51.6 million
•Adjusted EPS (a non-GAAP measure2) of $0.26 increased by $0.15, or 136.4%, from $0.11
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA, and Adjusted EPS (non-GAAP) to their most comparable GAAP measures provided within this document for additional information.

Full Year 2025 Financial Guidance
Priority's outlook remains strong, and we are adjusting our full year 2025 guidance to reflect narrower ranges around the midpoint of our original full year guidance. We anticipate an acceleration of organic growth in the second half of 2025 based on timing of sales pipeline, the impact of year over year comparatives, and moderating headwinds in certain areas from the first half of 2025 that offset strong growth in core operating performance. The adjusted full year 2025 guidance is as follows:
•Revenue forecast to range between $970 million to $990 million, a growth rate of 10.2% to 12.5%, compared to fiscal 2024 results. This ranges compares to original full year 2025 guidance of $965 million to $1 billion.
•Adjusted gross profit (a non-GAAP measure) forecast to range between $365 million and $380 million, which compares to the original full year 2025 guidance range of $360 million to $385 million.
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $222.5 million to $227.5 million, which compares to the original full year 2025 guidance range of $220 million to $230 million.

Conference Call
The Company will host a conference call on Thursday, August 7, 2025 at 10:00 a.m. EDT to discuss its second quarter financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1725531&tp_key=078fc7a00a and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com/investors.
An audio replay of the call will be available shortly after the conference call until August 21, 2025, at 11:59 p.m. EDT. To listen to the audio replay, dial (844) 512-2921 or (412) 317-6671 and enter conference ID number 10200777. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at https://ir.prioritycommerce.com/.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$239,812	$219,867	$464,442	$425,586
Cost of revenue (excluding depreciation and amortization)	(147,399)	(138,118)	(284,752)	(267,416)
Adjusted gross profit	$92,413	$81,749	$179,690	$158,170
Adjusted gross profit margin	38.5%	37.2%	38.7%	37.2%
Depreciation and amortization of revenue generating assets	(4,911)	(3,941)	(9,597)	(7,842)
Gross profit	$87,502	$77,808	$170,093	$150,328
Gross profit margin	36.5%	35.4%	36.6%	35.3%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$10,879	$994	$19,147	$6,187
Interest expense	23,054	21,710	46,230	42,590
Income tax expense	4,423	2,515	6,673	5,097
Depreciation and amortization	14,093	15,244	27,870	30,497
EBITDA	52,449	40,463	99,920	84,371
Debt modification and extinguishment expenses	—	8,623	38	8,623
Selling, general and administrative (non-recurring)	395	636	2,594	1,435
Non-cash stock-based compensation	3,206	1,829	4,792	3,462
Adjusted EBITDA	$56,050	$51,551	$107,344	$97,891

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Selling, general and administrative expenses (non-recurring):
Certain legal fees	314	204	1,610	654
Professional, accounting and consulting fees	64	310	1,108	499
Other expenses, net	17	122	36	282
Litigation settlement	—	—	(160)	—
	$395	$636	$2,594	$1,435

Adjusted Earnings Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income (loss) attributable to common shareholders by weighted average number shares outstanding for the respective periods.

Adjusted net income attributable to common shareholders begins with net income (loss) attributable to common shareholders adjusted to exclude various items listed below. We believe that adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EPS
Net income (loss) attributable to common shareholders	$10,879	$(17,629)	$19,147	$(25,679)
Accelerated accretion expense and excise tax attributable to redeemable senior preferred stockholders	—	9,549	—	9,549
Debt extinguishment and modification costs	—	8,623	38	8,623
Stock based compensation	3,206	1,829	4,792	3,462
Other non-recurring expenses	395	636	2,594	1,435
Amortization of acquisition related intangible assets	9,417	11,425	18,731	23,117
Tax impact of adjustments(1)	(3,244)	(5,855)	(6,800)	(9,526)
Adjusted net income attributable to common share holders	$20,653	$8,578	$38,502	$10,981

Weighted average common shares outstanding (basic)	78,981	77,736	78,878	77,878
Effect of dilutive potential common shares	856	403	1,090	302
Weighted average common shares outstanding (diluted)	79,837	78,139	79,968	78,180

Earnings (loss) per common share:
Basic	$0.14	$(0.23)	$0.24	$(0.33)
Diluted	$0.14	$(0.23)	$0.24	$(0.33)

Adjusted earnings per common share
Basic	$0.26	$0.11	$0.49	$0.14
Diluted	$0.26	$0.11	$0.48	$0.14

(1) The tax impact calculated using the blended statutory income tax rate (i.e. 26.0% for three and six months ended June 30, 2025 and 2024)

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is the payments and banking solution that enables businesses to collect, store, lend and send funds through a unified commerce engine. Our platform combines payables, merchant services, and banking and treasury solutions so leaders can streamline financial operations efficiently — and our innovative industry experts help businesses navigate and build momentum on the path to growth. With the Priority Commerce Engine, leaders can accelerate cash flow, optimize working capital, reduce unnecessary costs, and unlock new revenue opportunities. To learn more about Priority (NASDAQ: PRTH), visit prioritycommerce.com
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2025 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 6, 2025. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Priority Investor Inquiries:
priorityIR@icrinc.com

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$239,812	$219,867	$464,442	$425,586
Operating expenses
Cost of revenue (excludes depreciation and amortization)	147,399	138,118	284,752	267,416
Salary and employee benefits	27,060	22,119	52,835	44,269
Depreciation and amortization	14,093	15,244	27,870	30,497
Selling, general and administrative	13,910	11,212	29,010	22,207
Total operating expenses	202,462	186,693	394,467	364,389
Operating income	37,350	33,174	69,975	61,197
Other (expense) income
Interest expense	(23,054)	(21,710)	(46,230)	(42,590)
Debt extinguishment and modification costs	—	(8,623)	(38)	(8,623)
Other income, net	1,006	668	2,113	1,300
Total other expense, net	(22,048)	(29,665)	(44,155)	(49,913)
Income before income taxes	15,302	3,509	25,820	11,284
Income tax expense	4,423	2,515	6,673	5,097
Net income	10,879	994	19,147	6,187
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	—	(18,565)	—	(31,227)
Less: Return on redeemable NCI	—	(58)	—	(639)
Net income (loss) attributable to common stockholders	10,879	(17,629)	$19,147	$(25,679)
Other comprehensive income (loss)
Foreign currency translation adjustments	217	4	260	(9)
Comprehensive income (loss)	$11,096	$(17,625)	$19,407	$(25,688)

Earnings (loss) per common share:
Basic	$0.14	$(0.23)	$0.24	$(0.33)
Diluted	$0.14	$(0.23)	$0.24	$(0.33)

Adjusted earnings per common share(1):
Basic	$0.26	$0.11	$0.49	$0.14
Diluted	$0.26	$0.11	$0.48	$0.14

Weighted-average common shares outstanding:
Basic	78,981	77,736	78,878	77,878
Diluted	79,837	77,736	79,968	77,878

(1)Adjusted EPS in a non-GAAP earnings measure. See Adjusted EPS reconciliation for further detail.

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$50,564	$58,600
Restricted cash	14,205	11,090
Accounts receivable, net of allowances	86,029	67,969
Prepaid expenses and other current assets	25,870	22,990
Current portion of notes receivable, net of allowance	3,283	3,638
Settlement assets	1,125,934	940,798
Total current assets	1,305,885	1,105,085
Notes receivable, less current portion	6,704	4,919
Property, equipment and software, net	57,529	52,477
Goodwill	382,497	376,091
Intangible assets, net	225,035	240,874
Deferred income taxes, net	27,015	24,697
Other noncurrent assets	22,755	22,717
Total assets	$2,027,420	1,826,860
Liabilities, Stockholders' Deficit and NCI
Current liabilities:
Accounts payable and accrued expenses	$53,692	$62,149
Accrued residual commissions	40,526	37,560
Customer deposits and advance payments	3,433	2,246
Current portion of long-term debt	4,254	9,503
Settlement obligations	1,127,266	940,213
Total current liabilities	1,229,171	1,051,671
Long-term debt, net of current portion, discounts and debt issuance costs	917,017	920,888
Other noncurrent liabilities	25,366	19,326
Total liabilities	2,171,554	1,991,885
Stockholders' deficit:
Preferred stock	—	—
Common stock	80	77
Treasury stock, at cost	(21,921)	(19,607)
Additional paid-in capital	3,629	—
Accumulated other comprehensive loss	84	(176)
Accumulated deficit	(127,987)	(147,134)
Total stockholders' deficit attributable to stockholders of Priority	(146,115)	(166,840)
Non-controlling interests in consolidated subsidiaries	1,981	1,815
Total stockholders' deficit	(144,134)	(165,025)
Total liabilities, stockholders' deficit and NCI	$2,027,420	$1,826,860

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$19,147	$6,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of assets	27,870	30,497
Stock-based, ESPP and incentive units compensation	4,792	3,462
Amortization of debt issuance costs and discounts	882	1,824
Debt extinguishment and modification costs	38	8,623
Deferred income tax	(2,318)	(3,023)
Change in deferred consideration	2,039	2,213
Other non-cash items, net	(228)	(929)
Change in operating assets and liabilities:
Accounts receivable	(17,912)	(7,145)
Prepaid expenses and other current assets	(2,312)	(1,148)
Income taxes (receivable) payable	(339)	(5,037)
Notes receivable	—	(584)
Accounts payable and accrued expenses	(6,810)	10,225
Accrued residuals commissions	2,966	3,066
Customer deposits and advance payments	1,187	(365)
Other noncurrent assets and liabilities, net	(1,922)	(5,859)
Net cash provided by operating activities	27,080	42,007
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(4,452)	—
Additions to property, equipment and software	(12,988)	(11,718)
Notes receivable, net	(1,430)	(1,406)
Acquisitions of assets and other investing activities	(2,275)	(7,474)
Net cash used in investing activities	(21,145)	(20,598)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	—	830,200
Debt issuance and modification costs paid	(40)	(7,555)
Repayments of long-term debt	(10,000)	(654,372)
Redemption of PHOT redeemable NCI	—	(2,130)
Repurchases of shares withheld for taxes	(2,314)	(604)
Redemption of senior preferred stock	—	(136,936)
Redemption of accumulated unpaid dividend on redeemable senior preferred stock	—	(30,819)
Dividends paid to redeemable senior preferred stockholders	—	(16,393)
Proceeds from exercise of stock options	334	—
Settlement obligations, net	190,863	40,914
Payment of deferred/contingent consideration related to business combination	(752)	(4,156)
Net cash provided by financing activities	178,091	18,149
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	184,026	39,558
Cash and cash equivalents and restricted cash at beginning of period	993,864	796,223
Cash and cash equivalents and restricted cash at end of period	$1,177,890	$835,781

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$50,564	$34,626
Restricted cash	14,205	12,625
Cash and cash equivalents included in settlement assets (restricted in nature)	1,113,121	788,530
Total cash and cash equivalents, and restricted cash	$1,177,890	$835,781

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
SMB Payments:
Revenues	$163,230	$155,101	$314,920	$299,105
Adjusted EBITDA	$27,749	$28,597	$53,454	$53,620

Key Indicators:
Merchant bankcard processing dollar value	$16,150,363	$15,801,626	$31,444,496	$30,579,730
Merchant bankcard transaction count	205,530	193,841	391,068	369,069
Total card processing dollar value	$18,667,898	$18,253,900	$36,353,389	$35,352,661

B2B Payments:
Revenues	$25,033	$21,881	$48,951	$43,225
Adjusted EBITDA	$3,770	$1,530	$7,286	$3,276

Key Indicators:
B2B issuing dollar volume	$220,227	$249,454	$457,517	$477,266
B2B issuing transaction count	223	242	434	482

Enterprise Payments:
Revenues	$52,658	$43,670	$102,746	$84,660
Adjusted EBITDA	$45,558	$37,244	$88,001	$71,971

Key Indicators:
Average CFTPay billed clients	992,279	762,873	966,371	733,380
Average CFTPay monthly new enrollments	57,818	55,416	56,882	54,484

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended June 30, 2025
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$27,749	$3,770	$45,558	$(21,027)	$56,050
Interest expense	—	(790)	(243)	(22,021)	(23,054)
Depreciation and amortization	(6,633)	(1,262)	(4,941)	(1,257)	(14,093)
Selling, general and administrative (non-recurring)	—	—	—	(395)	(395)
Non-cash stock based compensation	5	(84)	(33)	(3,094)	(3,206)
Income (loss) before taxes	$21,121	$1,634	$40,341	$(47,794)	$15,302
Income tax expense					(4,423)
Net income					$10,879

	Six Months Ended June 30, 2025
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$53,454	$7,286	$88,001	$(41,397)	$107,344
Interest expense	—	(1,796)	(243)	(44,191)	(46,230)
Depreciation and amortization	(13,258)	(2,523)	(9,583)	(2,506)	(27,870)
Debt modification and extinguishment expenses	—	—	—	(38)	(38)
Selling, general and administrative (non-recurring)	—	—	—	(2,594)	(2,594)
Non-cash stock based compensation	1	(168)	(65)	(4,560)	(4,792)
Income (loss) before taxes	$40,197	$2,799	$78,110	$(95,286)	$25,820
Income tax expense					(6,673)
Net income					$19,147

	Three Months Ended June 30, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$28,597	$1,530	$37,244	$(15,820)	$51,551
Interest expense	—	(1,241)	—	(20,469)	(21,710)
Depreciation and amortization	(8,541)	(1,261)	(4,087)	(1,355)	(15,244)
Debt modification and extinguishment expenses	—	—	—	(8,623)	(8,623)
Selling, general and administrative (non-recurring)	—	—	—	(636)	(636)
Non-cash stock based compensation	(4)	(109)	(32)	(1,684)	(1,829)
Income (loss) before taxes	$20,052	$(1,081)	$33,125	$(48,587)	$3,509
Income tax expense					(2,515)
Net income					$994

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Six Months Ended June 30, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$53,620	$3,276	$71,971	$(30,976)	$97,891
Interest expense	—	(2,214)	—	(40,376)	(42,590)
Depreciation and amortization	(17,127)	(2,731)	(8,126)	(2,513)	(30,497)
Debt modification and extinguishment expenses	—	—	—	(8,623)	(8,623)
Selling, general and administrative (non-recurring)	—	—	—	(1,435)	(1,435)
Non-cash stock based compensation	(8)	(227)	(65)	(3,162)	(3,462)
Income (loss) before taxes	$36,485	$(1,896)	$63,780	$(87,085)	$11,284
Income tax expense					(5,097)
Net income					$6,187